Universal Forest Products, Inc.
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Exhibit 99(a)

 News release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
Wednesday, February 22, 2017

UFPI Reports Record Fourth Quarter and Annual Results
- Q4 Earnings up 9.8 percent; Annual Earnings up 25.5 percent -

GRAND RAPIDS, Mich., Wed., Feb. 22, 2017 - Universal Forest Products, Inc. (Nasdaq: UFPI) today announced record results in 2016, including record fourth-quarter net earnings attributable to controlling interest of $20.8 million, or $1.02 per diluted share, 9.8 percent higher than the fourth quarter of 2015. The Company also posted record annual net earnings attributable to controlling interest of $101.2 million, or $4.96 per diluted share, representing a 25.5 percent increase over 2015 annual net earnings attributable to controlling interest of $80.6 million, or $3.99 per diluted share. Fourth-quarter 2016 net sales of $859.6 million were up 31.5 percent over net sales for the same period of 2015. Annual net sales of $3.24 billion surpassed 2015 annual net sales of $2.89 billion by 12.2 percent and is a new record for the Company. Although acquisitions contributed to the records, most of the Company’s annual growth came from existing operations.
“The people who work for the companies of Universal are the best in the business, and they continue to prove it with record-breaking results,” said CEO Matthew J. Missad. “They continuously look for ways to create efficiencies, reduce manufacturing costs and grow sales by building and deepening customer relationships. They also have been bringing a number of exciting new, value-added products to the market. I couldn’t be more proud of them.”

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New product sales grew 28.9 percent to $354.3 million in 2016, compared to $274.9 million in 2015.
Higher lumber prices contributed about 4 percent and 1 percent to the Company’s fourth-quarter and annual sales growth, respectively.
“Our results reflect the dedication of our employees and trust of our shareholders, and I want to thank them for their commitment to the Company,” added Missad. “We intend to continue to build on their trust with wise investments that will continue to grow our business in the future.”
By market, the Company posted the following 2016 gross sales results:
Retail

•	Fourth quarter: $275.7 million, up 19.4 percent over the fourth quarter of 2015

•	Year: $1.3 billion, up 13.7 percent over the previous year
The Company benefited from an 11 percent increase in fourth-quarter unit sales to the Retail market, led by a 25 percent increase in sales to big box customers. The increase in total unit sales is attributable to market share gains, new products and improved consumer demand. The Company continues to add new products, develop relationships with new customers, and increase share with existing customers.
Construction

•	Fourth quarter: $275.6 million, up 24.7 percent over the fourth quarter of 2015

•	Year: $1 billion, up 12.5 percent over the previous year
Overall, unit sales to the Construction market rose almost 20 percent in the fourth quarter, led by a strong gain of 30 percent to residential construction customers. According to the U.S. Census Bureau, housing starts during the period of September through November 2016 rose less than 1 percent over the same period last year. The Company remains focused on growing business selectively in areas where housing markets are the most stable.
Industrial

•	Fourth quarter: $318.6 million, up 52.2 percent over the fourth quarter of 2015

•	Year: $988.0 million, up 10.6 percent over the previous year
The Company’s growth in this market is primarily due to its acquisition of idX Corporation, which closed in September of 2016. Excluding acquisitions, the Company grew unit sales in this market by 11 percent in the fourth quarter by adding new customers and increasing share with existing customers. The Company plans to continue its efforts to focus on value-added products.

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CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, February 23, 2017. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 888-685-5759, and internationally at 503-343-6031. Use conference pass code 40666839. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through March 23, 2017, at 855-859-2056, 404-537-3406 or 800-585-5367.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that supply wood, wood composite and other products to three robust markets: retail, construction and industrial. Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED) FOR THE TWELVE MONTHS ENDED DECEMBER 2016/2015

	Quarter Period				Year to Date
(In thousands, except per share data)	2016		2015		2016		2015
NET SALES	$859,584	100%	$653,600	100%	$3,240,493	100%	$2,887,071	100%

COST OF GOODS SOLD	737,274	85.8	556,427	85.1	2,765,903	85.4	2,487,167	86.1

GROSS PROFIT	122,310	14.2	97,173	14.9	474,590	14.6	399,904	13.9

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	87,000	10.1	66,282	10.1	310,152	9.6	264,437	9.2

EARNINGS FROM OPERATIONS	35,310	4.1	30,891	4.7	164,438	5.1	135,467	4.7

OTHER EXPENSE, NET	1,164	0.1	1,348	0.2	3,767	0.1	4,465	0.2

EARNINGS BEFORE INCOME TAXES	34,146	4.0	29,543	4.5	160,671	5.0	131,002	4.5

INCOME TAXES	11,905	1.4	8,982	1.4	55,174	1.7	45,870	1.6

NET EARNINGS	22,241	2.6	20,561	3.1	105,497	3.3	85,132	2.9

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,491)	(0.2)	(1,660)	(0.3)	(4,318)	(0.1)	(4,537)	(0.2)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$20,750	2.4	$18,901	2.9	$101,179	3.1	$80,595	2.8

EARNINGS PER SHARE - BASIC	$1.02		$0.94		$4.97		$3.99

EARNINGS PER SHARE - DILUTED	$1.02		$0.93		$4.96		$3.99

COMPREHENSIVE INCOME	21,058		17,510		102,794		77,875

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,084)		(5,362)		(2,660)		(3,213)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$19,974		$12,148		$100,134		$74,662

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2016	2015	%	2016	2015	%
Retail	$275,669	$230,817	19%	$1,292,892	$1,136,643	14%
Industrial	318,649	209,386	52%	988,040	893,149	11%
Construction	275,617	221,072	25%	1,009,317	897,301	12%
Total Gross Sales	869,935	661,275	32%	3,290,249	2,927,093	12%
Sales Allowances	(10,351)	(7,675)		(49,756)	(40,022)
Total Net Sales	$859,584	$653,600		$3,240,493	$2,887,071

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CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) DECEMBER 2016/2015

(In thousands)
ASSETS	2016	2015	LIABILITIES AND EQUITY	2016	2015

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$34,091	$87,756	Cash Overdraft	$19,761	$—
Restricted cash	398	586	Accounts payable	124,660	95,041
Investments	10,348	6,743	Accrued liabilities	124,722	107,989
Accounts receivable	282,253	222,964	Current portion of debt	2,634	1,145
Inventories	397,227	304,918
Other current assets	32,121	25,265

TOTAL CURRENT ASSETS	756,438	648,232	TOTAL CURRENT LIABILITIES	271,777	204,175

OTHER ASSETS	10,163	9,610	LONG-TERM DEBT AND
INTANGIBLE ASSETS, NET	227,606	198,687	CAPITAL LEASE OBLIGATIONS	109,059	84,750
PROPERTY, PLANT			OTHER LIABILITIES	50,756	52,345
AND EQUIPMENT, NET	297,851	251,150	EQUITY	860,466	766,409

TOTAL ASSETS	$1,292,058	$1,107,679	TOTAL LIABILITIES AND EQUITY	$1,292,058	$1,107,679

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CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE TWELVE MONTHS ENDED DECEMBER 2016/2015

(In thousands)	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$105,497	$85,132
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	40,823	37,710
Amortization of intangibles	2,795	3,531
Expense associated with share-based compensation arrangements	2,208	1,846
Expense tax benefits from share-based compensation arrangements	—	(33)
Expense associated with stock grant plans	127	109
Deferred income tax (credit)	2,464	(1,369)
Equity in earnings of investee	(267)	(374)
Net loss on disposition and impairment of assets	—	172
Changes in:
Accounts receivable	(5,119)	(26,007)
Inventories	(3,245)	34,139
Accounts payable and cash overdraft	11,259	4,798
Accrued liabilities and other	15,978	29,142
NET CASH FROM OPERATING ACTIVITIES	172,520	168,796

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(53,762)	(43,522)
Proceeds from sale of property, plant and equipment	3,126	2,843
Acquisitions, net of cash received	(80,077)	(2,505)
Repayments of debt of acquiree	(92,830)	—
Purchases and dissolution of noncontrolling interest in subsidiary	(892)	(1,256)
Advances of notes receivable	(6,012)	(6,994)
Collections of notes receivable	7,899	11,446
Purchases of investments	(5,666)	(7,858)
Proceeds from sale of investments	2,568	1,115
Cash restricted as to use	188	(181)
Other	(2,011)	95
NET CASH USED IN INVESTING ACTIVITIES	(227,469)	(46,817)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	131,002	297,711
Repayments under revolving credit facilities	(107,294)	(311,271)
Proceeds from issuance of common stock	536	1,074
Distributions to noncontrolling interest	(3,280)	(3,188)
Dividends paid to shareholders	(17,680)	(16,507)
Repurchase of common stock	—	(800)
Other	(73)	(21)
NET CASH FROM (USED IN) FINANCING ACTIVITIES	3,211	(33,002)

Effect of exchange rate changes on cash	(1,927)	(1,221)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(53,665)	87,756

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	87,756	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$34,091	$87,756